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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: SEPTEMBER 18, 2003
               Date of Earliest Event Reported: SEPTEMBER 9, 2003

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

               0-21317                                 84-1299995
      (Commission File Number)            (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

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ITEM 5. OTHER EVENTS.

     On Command Corporation ("On Command"), the primary operating subsidiary of Liberty Satellite & Technology, Inc. ("LSAT"), entered into a definitive merger agreement, dated as of September 9, 2003, with its indirect parent corporation, Liberty Media Corporation ("Liberty Media"), through which Liberty Media would acquire the approximately 26% of the issued and outstanding shares of On Command common stock not already owned by Liberty Media and its affiliates. LSAT is a subsidiary of Liberty Media and owns approximately 74% of the outstanding common stock and 80% of the outstanding voting power of On Command.

     If the merger is consummated as set forth in the merger agreement, each issued and outstanding share of On Command common stock not owned by Liberty Media or its subsidiaries would be converted into the right to receive 0.166 of a share of Liberty Media Series A common stock, subject to adjustment under certain circumstances. Shares as to which appraisal rights under Delaware law have been validly exercised will not be converted into Liberty Media shares in the merger. If the implied value of the exchange ratio is less than $1.90 or more than $2.10 per share of On Command common stock, based on the average market price of the Liberty Media Series A common stock during the five trading days ending on the third trading day prior to the closing of the merger, then the exchange ratio will be adjusted upward or downward, as applicable, to yield an implied value of $1.90 or $2.10 per share, respectively, based on such average market price. Any adjustment of the exchange ratio to more than 0.190 of a share of Liberty Media Series A common stock for each share of On Command common stock will be at Liberty Media's sole discretion. If such average market price of the Liberty Media Series A common stock is less than $10.00 per share, and Liberty Media determines not to increase the exchange ratio above 0.190, then the exchange ratio would be fixed at 0.190 and On Command would be entitled to terminate the merger agreement. Any decision of the On Command board of directors to terminate the merger agreement would be made by vote of the independent directors. None of the shares of On Command common stock held by LSAT or any wholly owned subsidiary of LSAT will be converted in the merger.

     Consummation of the merger is subject to the approval of the merger agreement by the shareholders of On Command and the satisfaction of customary closing conditions. The transaction would be taxable to On Command minority shareholders.

         A copy of the agreement and plan of merger is attached hereto as
Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

     The following exhibit is being filed with this Form 8-K:

     99.1 Agreement and Plan of Merger among Liberty Media Corporation, ONCO Acquisition Co., and On Command Corporation, dated as of September 9, 2003.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2003

                                        LIBERTY SATELLITE & TECHNOLOGY, INC.


                                        By: /s/ Kenneth G. Carroll
                                            ----------------------------------
                                            Name:  Kenneth G. Carroll
                                            Title: President, Chief Financial
                                                   Officer and Treasurer

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                                  EXHIBIT INDEX

EXHIBIT   DESCRIPTION
-------   -----------
 99.1     Agreement and Plan of Merger among Liberty Media Corporation, ONCO
          Acquisition Co., and On Command Corporation, dated as of September 9,
          2003.
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